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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2003, except for Note 1d, which is as of April 4, 2003, relating to the financial statements of BioTime, Inc. appearing in BioTime's Annual Report on Form 10-K/A-1 for the year ended December 31, 2002. Our report contains an explanatory paragraph related to the development stage of BioTime's operations.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California
December 4, 2003